UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
Volkswagen Public Auto Loan Securitization, LLC
Volkswagen Auto Loan Enhanced Trust 2003-2
(Exact Name of Registrant as Specified in Charter)

	333-103709	83-0349353
Delaware	333-103709-02	43-6903059

(State or other jurisdiction	(Commission File Number)	(Registrants’ IRS
of Incorporation)		Employer Id. Nos.)
3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Exhibit Index
VALET 2003-2 Servicer Certificate for the Collection Period ended May 26, 2007

Item 8.01 Other Events.
     On June 20, 2007, The Bank of New York, as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to Volkswagen Auto Loan Enhanced Trust 2003-2. A copy of this Servicer Certificate, which relates to the June 20, 2007 monthly payment and the Collection Period ended May 26, 2007, provided to The Bank of New York, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit 99.1	Volkswagen Auto Loan Enhanced Trust 2003-2 Servicer Certificate for the Collection Period ended May 26, 2007 provided to The Bank of New York, as indenture trustee. (Filed with this report.)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated: June 20, 2007	Volkswagen Public Auto Loan Securitization, LLC
	By:	/s/	Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Volkswagen Auto Loan Enhanced Trust 2003-2 By: VW Credit, Inc. as Administrator
	By:	/s/	Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit

Exhibit 99.1	Volkswagen Auto Loan Enhanced Trust 2003-2 Servicer Certificate for the Collection Period ended May 26, 2007 provided to The Bank of New York, as indenture trustee. (Filed with this report.)